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                                                                    EXHIBIT 99.6

May 13, 2002

Edwin D. Jenkins
Mortgage Banking Services Division
Mail Station EP-MN-M5MB
225 South Sixth Street
Minneapolis, Minnesota 55402

     Re:   Waiver and Consent

Dear Mr. Jenkins:

     Pursuant to Section 5.3 of the Subordinated Loan Agreement between U.S. Bank National Association and New Century Mortgage Corporation ("NCMC") dated as of April 28, 2000, and as amended from time to time, NCMC is prohibited from incurring any Warehouse Debt. NCMC is currently negotiating with UBS Warburg Real Estate Securities, Inc. ("UBS") and Bank of America, N.A. ("BofA") to enter into separate credit facilities with total borrowing bases of $400 million and $500 million, respectively, with the documentation for those facilities to be dated on or about May 10 and May 13, 2002, respectively.

     Therefore, we respectfully request your waiver of the aforementioned
Section 5.3 with respect to the aforementioned facilities. Please acknowledge this waiver as provided below and return a copy of this letter to me by facsimile as soon as possible. Upon your acknowledgment of this waiver, the Note (as defined in the Subordinated Loan Agreement) shall hereby be amended by changing the Maturity Date thereof from December 31, 2003 to May 22, 2002.

                                           Sincerely,

                                           /s/ KEVIN CLOYD
                                           -------------------------
                                           Kevin Cloyd
                                           Senior Vice President

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ EDWIN D. JENKINS
      ----------------------------
      Name:  Edwin D. Jenkins
      Title: Senior Vice President